Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-65543 on Form S-8 and Registration Statement No. 333-89868 on Form S-3 of our report dated March 1, 2002, included in the Annual Report on Form 10-K, of Central European Distribution Corporation for the year ended December 31, 2001, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

/s/ ERNST & YOUNG AUDIT SP. Z O.O.
ERNST & YOUNG AUDIT Sp. z o.o.

Warsaw, Poland
September 4, 2002